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                                                                    Exhibit 99.1

Emerson Logo
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                               NEWS & INFORMATION
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FOR:       EMERSON RADIO CORP.
           9 Entin Road
           Parsippany, NJ 07054-0430

CONTACT:   EMERSON RADIO CORP.           OR:     INVESTOR RELATIONS:
           Guy A. Paglinco                       Robert Maffei
           Vice President,                       Investor Relations Manager
           Chief Financial Officer               (973) 428-2098
           (973) 428-2413

                                                 EPOCH FINANCIAL GROUP, INC.
                                                 Victor Thompson or
                                                 Todd Atenhan
                                                 (888) 917-5105

Tuesday, July 5, 2005


                              FOR IMMEDIATE RELEASE


EMERSON RADIO ANNOUNCES THE SALE OF ITS 53.2% INTEREST IN SPORT SUPPLY GROUP FOR
                                  $32 MILLION

   GAIN ON DISPOSITION RESULTS IN APPROXIMATE INCREASE IN EARNINGS PER SHARE
                                    OF $0.43

        TRANSACTION WILL RESULT IN ADDITIONAL LIQUIDITY OF APPROXIMATELY
                                 $1.08 PER SHARE


PARSIPPANY, NJ -- July 5, 2005 -- Emerson Radio Corp. (AMEX: MSN), one of the nation's largest volume consumer electronics distributors, today announced the sale of its 53.2% interest in Sport Supply Group, Inc. ("SSG") (Pink Sheets:
SSPY) to Collegiate Pacific Inc. (AMEX: BOO).

Emerson has had holdings in Sport Supply Group since 1996, and has increased its investment in SSG over the years to its present holding of 4,746,023 shares of SSG, which were sold for $32 million, or $6.74 per share, in a transaction which closed on July 1, 2005. Emerson will realize net proceeds of approximately $29.4 million, after estimated current taxes and disposition costs, which will result in additional liquidity of approximately $1.08 per share in cash. For financial

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Emerson Radio News Release                                                Page 2


reporting purposes, Emerson will record a gain from the sale of SSG of approximately $0.43 per share, which will be reflected as part of the results from discontinued operations in the September 2005 quarter.

Geoffrey P. Jurick, Emerson's Chairman and Chief Executive Officer, said "the profitable sale of our SSG investment provides substantial benefits to Emerson on several levels. This transaction will enable us to focus more overall resources on our core business of designing, marketing and distributing quality consumer electronic products. Obviously, the proceeds will greatly enhance our financial capacity, even beyond that recently provided by our enhanced banking facility, and be available to be utilized for potential strategic acquisitions; debt repayments; stock repurchases; and other opportunities to generate stronger earning growth."

Mr. Jurick continued "We would like to extend our sincere appreciation to the management and staff of Sport Supply Group for their dedication and substantial achievements in returning the company to profitability."

EMERSON RADIO CORP., founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, throughout the world, full lines of televisions, and other video products, microwave ovens, clocks, radios, audio and home theater products. Sport Supply Group, Inc. is a direct marketer of sports-related equipment and leisure products to the institutional market, including schools, colleges, universities, government agencies, military facilities, athletic clubs, athletic teams and dealers, youth sports leagues and recreational organizations. Emerson's web site is www.emersonradio.com.
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This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company's reports as filed with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this news release.